UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2019

MEDICAL INNOVATION HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Colorado	000-27211	84-1469319
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5805 State Bridge Road, Suite G-328, Duluth, GA 30097

(Address of Principal Executive Offices)

(866) 883-3793

(Registrant's Telephone Number, Including Area Code)

_______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 5, 2019, Bart Siegel resigned as a member of the Board of Directors of our Company due to health reasons. Concurrently, the Board authorized and accepted the appointment of Raymond Demotte and Redgie Green to the Board of Directors. Mr. Demotte was also appointed Chief Financial Officer effective immediately.

Biographical information regarding the new appointments are as follows:

RAYMOND DeMOTTE, Chief Financial Officer and Director

Mr. DeMotte served as Chief Executive Officer, President and as a member of the board of directors for South American Gold from September 3, 2010 until February 14, 2012.  Mr. DeMotte served as Vice President of Business Development and as a director of Boulder Hill Mines, Inc., a private mineral exploration company based in Idaho, and previously was President and a director of Castle Creek Silver, Inc., a private mineral exploration company based in Idaho from June 2008 to February 2014.  Mr. Demote served as President and CEO of Sterling Mining Company from November 1998 to May 2008 and as a director of Sterling Mining Company from November 2008 to February 2009.   Mr. DeMotte also served as a director and served on the audit committee for Silverfield Resources, Inc. and Wescan Uranium, Inc.Mr De Motte from 2016 has taught classes at the university level in History and Business.Mr. DeMotte holds a Bachelor of Science in International Business Administration from the American College of Switzerland. a Master of Business Administration from Golden Gate University in San Francisco, California, and a Master of Arts in Classical History from the American Public University, Charles Town, West Virginia. Mr. DeMotte is a member of the Society for the Promotion of Roman Studies and the Northumbrian Language Society.

We believe that Mr. DeMotte’s extensive business expertise, his experience in the mining industry and international business and his roles as President and Chief Executive Officer gives him the qualifications and skills to serve as an officer and Director.

REDGIE GREEN, Director

Mr. Green was a director and officer of Fuquan Financial Co (fka Southwestern Water Exploration, Inc.) February 2017 through March 7, 2018. Mr. Green was a director of Golden Dragon Holding Corp. from 2006 to 2014. Mr. Green has served as the President and Chief Executive Officer (until 2014) and a Director of Legacy Technology Holdings, Inc. since October 2010 and as a Director of Momentum BioFuels, Inc. since May 2012.  Mr. Green was co-owner and operator of Green's B&R Enterprises, a wholesale donut baker from 1983 to 1990. He has been an active investor in small capital and high-tech adventures since 1987. Mr. Green has been a director of IntreOrg Systems, Inc. from March 2008 until October 2017 and International Paintball, Inc. from 2008 to 2012. Mr. Green received a B.S. in Business Administration from the University of Colorado. He was CEO and director of Capital Franchising Inc. from 2012 to 2014 and then again he was an officer and director from 2014 to 2015 (as “Jubilee 4Gold, Inc.”). He was the President and director of Strategic Pharma Information Sciences, Inc. from May 2017 to January 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medical Innovation Holdings, Inc.

By:

/s/ Arturo Sanchez

____________________

Arturo Sanchez

Title: CEO

Date: February 19, 2019